SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549




                                   FORM 8-K




                                Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934




                                  May 3, 1995
                               (Date of report)




                                  ONEOK Inc.
            (Exact name of registrant as specified in its charter)



         Delaware               1-2572           73-0383100
(State or other jurisdiction   (Commission       (IRS Employer
      of incorporation)        File Number)      Identification No.)



                  100 West Fifth Street      Tulsa, OK 74103
                   (Address of principal executive offices)



                                (918) 588-7000
             (Registrant's telephone number, including area code)




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Item 5. Other Information.

The sale of Ozark Gas Transmission System (Ozark System) was closed on April 28, 1995. The total purchase price was $44.8 million, the approximate book value of the Ozark System. Caney River Transmission Company (Caney River) is a partner in the Ozark System with a twenty-five percent partnership interest therein. At the closing, ownership of Caney River was transferred by ONEOK Inc. to Ozark Pipeline, Inc., a subsidiary of NGC Energy Resources, Limited Partnership, as part of the transaction. ONEOK Inc. fully recovered its investment, which, for the current fiscal year, will result in a positive cash flow but no material impact on earnings.


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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 4th day of May, 1995.


                                    ONEOK Inc.

                                    By: (J. D. NEAL)
                                        J. D. Neal
                                        Vice President, Chief
                                        Financial Officer, and
                                        Treasurer
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